Exhibit 99.1

NEWS RELEASE

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Launches
Common Stock Offering

VERNAL, UT, September 7, 2016 — Superior Drilling Products, Inc. (NYSE MKT: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, announced today the launch of an underwritten public offering of 5,000,000 shares of its common stock, subject to market and other conditions. The underwriters will have an option to purchase up to an additional 750,000 shares of common stock from the Company. All of the shares to be sold in this offering will be sold by the Company.

SDP intends to use the net proceeds from this offering to repay certain indebtedness, including amounts outstanding under its FNCC credit facility, its recently completed bridge financing, its Hard Rock Note, and for general corporate purposes, including working capital.

Roth Capital Partners, LLC is acting as sole book-running manager of the offering and Wunderlich Securities, Inc. is acting as co-lead manager.  The underwritten public offering will be made only by means of a prospectus, copies of which may be obtained from:

Roth Capital Partners, LLC	-OR-	Wunderlich Securities, Inc.
888 San Clemente Drive, Suite 400		6000 Poplar Avenue, Suite 150
Newport Beach, CA 92660		Memphis, TN 38119
Phone (800) 678-9147		Phone (800) 726-0557

When available, an electronic copy of the prospectus may also be obtained at no charge at the Securities and Exchange Commission's website at http://www.sec.gov.

The common stock will be issued and sold pursuant to a registration statement on Form S-1 previously filed with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. This offering may only be made by means of a prospectus supplement and related base prospectus.

About Superior Drilling Products, Inc.
Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs, sells and rents drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patent-pending StriderTM Drill String Oscillation System. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field services company. SDP operates a state-of-the-art drill tool fabrication facility, manufacturing for its customer’s custom products and solutions for the drilling industry. The Company’s strategy is to leverage its technological expertise in drill tool technology and innovative, precision machining to broaden its drill tool technology offerings for rent or sale, while operating an effective sales and logistics infrastructure through which it can provide proprietary tools to exploration and production companies, oilfield services companies and rental tool companies.

Additional information about the Company can be found at its website: www.sdpi.com.

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Superior Drilling Products, Inc. Launches Common Stock Offering
September 7, 2016

Cautionary Statement Regarding Forward Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than historical facts, that address activities (including about the Pending Acquisition) that the Company assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, available on the Company’s website or the SEC's website at www.sec.gov.

For more information, contact investor relations:

Deborah K. Pawlowski / Garett K. Gough
Kei Advisors LLC
(716) 843-3908 / (716) 846-1352
dpawlowski@keiadvisors.com / ggough@keiadvisors.com

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